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                                                                      EXHIBIT 21

                     Subsidiaries of Grand Casinos, Inc.

1.      Grand Casinos Resorts, Inc.

                (i)     Grand Casinos of Mississippi, Inc. - Gulfport

                (ii)    Grand Casinos of Mississippi, Inc. - Biloxi

                (iii)   Grand Casinos & Resorts of Canada, Inc.

                (iv)    Grand Casinos Biloxi Theater, Inc.

                (v)     Grand Casinos Mississippi Development, Inc.

                (vi)    Riverfront Entertainment Corporation

2.      Grand Resorts de Mexico, S.A. de C.V.

3.      Grand Casinos Ontario, Inc.

4.      BL Development Corp.

                (i)     BL Utility Corp.

5.      GCA Acquisition Subsidiary, Inc.

                (i)     Riverfront Renaissance Corp.

                (ii)    Dells Development Corp.

                (iii)   Gulf Coast Vehicle Services, Inc.

                (iv)    Mississippi Delta Gaming Company

                (v)     Gaming Corporation of America - Bay St. Louis, Inc.

                (vi)    Golden Nickel Casinos, Inc.

6.      Grand Casinos Nevada I, Inc.

7.      Mille Lacs Gaming Corporation

8.      Grand Casinos of Louisiana, Inc. -- Tunica-Biloxi

9.      Grand Casinos of Louisiana, Inc. - Coushatta

                (i)     Magnum Investments of Lake Charles, Inc.

                        (1)     R&W Investments of Lake Charles, Inc.

10.     Grand Casinos Pechanga, Inc.

11.     Grand Casinos of Washington, Inc.

12.     Grand Media & Electronic Distributing, Inc.

13.     Grand Media Buying, Inc.

14.     BL Resorts I, LLC

15.     GCG Resorts I, LLC